UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2007
CYPRESS BIOSCIENCE, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-12943 (Commission File Number)	22-2389839 (I.R.S. Employer Identification No.)
4350 Executive Drive, Suite 325
San Diego, California 92121
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (858) 452-2323
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 14, 2007, the Board of Directors of the Company elected Amir Kalali as a director. The Company’s Nominating and Corporate Governance Committee has appointed Mr. Kalali to serve on the Compensation Committee and the New Products Committee. Pursuant to the Company’s 2000 Equity Incentive Plan, as amended, Mr. Kalali received options to purchase 32,000 shares of the Company’s stock at an exercise price of $ 14.19 per share, which vest daily and ratably over one year, such that the options shall be fully vested as of June 14, 2008. Mr. Kalali will also receive $16,000 per year for services as a director and a retainer of $3,000 per year for his service on each of the Compensation Committee and the New Products Committee.
In addition, the Company’s Nominating and Corporate Governance Committee has appointed Dr. Tina Nova, a recently elected director, to serve on the Compensation Committee and the Nominating and Corporate Governance Committee. Dr. Nova will receive a retainer of $3,000 per year for her service on each of the Committees.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cypress Bioscience, Inc.
Dated: June 19, 2007	By:	/s/ JAY D. KRANZLER
Jay D. Kranzler
Chief Executive Officer